Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated February 25, 2009, with respect to the consolidated financial statements included in the Annual Report of Heartware International, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Heartware International, Inc. on Form S-8 (File No. 33-155359, effective November 13, 2008).
/s/ GRANT THORNTON LLP
Fort Lauderdale, Florida
February 25, 2009